                                                                    EXHIBIT 3.33

                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE

                           ________________________

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "FABPRO ORIENTED POLYMERS, INC.", FILED IN THIS OFFICE ON THE SEVENTH DAY OF FEBRUARY, A.D. 1998, AT 9 O'CLOCK A.M.



                                            ____________________________________
                                            Edward J. Freel, Secretary of State

                                            AUTHENTICATION:      8923649 2859950
                                                                  8100 981060196

                                            DATE:                       02-17-98

                         CERTIFICATE OF INCORPORATION

                                      OF

                        FABPRO ORIENTED POLYMERS, INC.

                           ________________________

     FIRST. The name of this corporation shall be:

                        FABPRO ORIENTED POLYMERS, INC.

     SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

     THIRD. The purpose or purposes of the corporation shall be:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

     One Thousand (1,000) shares with a par value of One Dollar ($1.00) per share, amounting to One Thousand Dollars ($1,000,00).

     FIFTH. The name and address of the incorporator is as follows:

                          Dolores Cleaver
                          Corporation Service Company
                          1013 Centre Road
                          Wilmington, DE 19805

     SIXTH. The Board of Directors shall have the power to adopt,, amend or repeal the by-laws.

     SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this seventeenth day of February, A.D. 1998.



                                           /s/ Dolores Cleaver
                                           _____________________________________
                                           Dolores Cleaver
                                           Incorporator

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